EXHIBIT 21.1

SUBSIDIARIES OF DOLPHIN ENTERTAINMENT, INC

42WEST, LLC

THE DOOR MARKETING GROUP, LLC

VIEWPOINT COMPUTER ANIMATION, INCORPORATED

SHORE FIRE MEDIA, LTD

BE SOCIAL PUBLIC RELATIONS, LLC

CYBERGEDDON PRODUCTIONS, LLC

DOLPHIN WOODSTOCK PRODUCTIONS, LLC

DOLPHIN FILMS, INC

B/HI Communications, Inc.

dlpn productions llc

dolphin nft studios, inc

SOCIALYTE, LLC

The following are subsidiaries of Dolphin Films, Inc

YOUNGBLOOD PRODUCTIONS LLC

DOLPHIN MAX STEEL HOLDINGS LLC

DOLPHIN JB BELIEVE FINANCING LLC

THE WISHING SEASON PRODUCTIONS LLC

DOLPHIN CP PRODUCTIONS LLC